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                                                                   Exhibit 5(d)

           S u t h e r l a n d, A s b i l l & B r e n n a n, L. L. P.
                    ATLANTA O AUSTIN O NEW YORK o WASHINGTON

999 PEACHTREE STREET, N.E.                                TEL:   (404) 853-8000
ATLANTA, GEORGIA  30309-3996                              FAX:   (404) 853-8806


                                                 November 22, 1996



Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, Missouri  63131-3729

 Re: Protective Life Corporation -- 7.10% Medium-Term Notes Due December 1, 2011
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Ladies and Gentlemen:

      We have acted as special counsel to Protective Life Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Prospectus Supplement, dated November 15, 1996, as supplemented by Pricing Supplement No. 3, dated November 18, 1996, each in the form filed pursuant to Rule 424(b) of the General Rules and Regulations under the Act (the "Prospectus Supplement" and "Pricing Supplement," respectively), relating to the Company's 7.10% Medium-Term Notes due December 1, 2011 (the "Notes") in an aggregate principal amount of $12,500,000, to be sold to you today, (ii) the preparation, execution and delivery of Supplemental Indenture No. 4, dated as of November 15, 1996, from the Company to The Bank of New York, as trustee (the "Trustee"), to the Senior Indenture, dated as of June 1, 1994, from the Company to the Trustee (as so supplemented, the "Indenture"), and (iii) the preparation, execution and delivery of the Distribution Agreement, dated July 31, 1996 (the "Distribution Agreement") and the Terms Agreement, dated November 18, 1996, between you and the Company (the "Terms Agreement"). Capitalized terms used in this opinion letter and not defined herein have the respective meanings assigned to those terms in the Distribution Agreement.

      In our capacity described above, we have reviewed such documents, records, agreements and certificates, and we have considered such matters of law and of fact, as we deemed appropriate. We have relied upon certificates or statements or both of various governmental officials, and, as to factual matters material to the opinions expressed herein, certificates of officers of the Company and of the Trustee and upon the representations and warranties made by the Company in the Distribution Agreement.

      In our examination, we have assumed the genuineness of signatures on original documents and the conformity to the originals of all copies submitted to us as certified, conformed or photographic copies, and the legal competence of natural persons. As to certificates or statements or both of public officials, we have assumed that they have been properly given and are accurate.




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      Based upon the  foregoing and subject to the  qualifications,  assumptions and limitations set forth herein, we are of the following opinions:

      1. The Notes have been duly authorized, executed, issued, authenticated and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms. The Notes conform in all material respects to the description thereof contained in the Prospectus, dated October 12, 1994, included in the Registration Statement (the "Prospectus"), as supplemented by the Prospectus Supplement and the Pricing Supplement.

      2. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and conforms in all material respects to the description thereof contained in the Prospectus, as supplemented by the Prospectus Supplement and the Pricing Supplement.

      3. The Distribution Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.

      4. The Registration Statement and the Prospectus, as supplemented by the Prospectus Supplement and the Pricing Supplement, (other than the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder.

      5. The statements contained in the Prospectus under the caption "Description of Debt Securities of Protective Life," as amended or supplemented by the statements contained in the Prospectus Supplement under the caption "Description of the Notes" and by the statements contained in the Pricing Supplement, insofar as such statements constitute summaries of certain provisions of the documents referred to therein, fairly summarize the material provisions of such documents.

      6. The statements contained in the Prospectus Supplement under the caption "Certain United States Income Tax Considerations," insofar as such statements constitute summaries of certain provisions of United States tax laws referred to therein, fairly summarize the material provisions of such United States tax laws.

      While we have not checked the accuracy or completeness of or otherwise verified, and are not passing upon, and assume no responsibility for, the accuracy or completeness of, the statements contained in the Registration Statement, the Prospectus, the Prospectus Supplement or the Pricing Supplement, except to the limited extent stated in paragraphs 1, 2, 5 and 6 above, in the course of our review and discussion of the contents of the Registration Statement, the Prospectus, the Prospectus Supplement and the Pricing Supplement with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to our attention that have caused us to believe that the Registration Statement, the



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Prospectus,  the Prospectus Supplement or the Pricing Supplement, as of the date of the Terms Agreement and the date hereof (other than the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein, and except for the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act, as to each of which we express no opinion), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      The foregoing opinions are subject to the following qualifications, assumptions and limitations:

      a. Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States. No opinion is expressed as to any other laws, nor to any ordinances, regulations or rules of any county, city or other political subdivision of the State of Delaware or the State of New York.

     b. Any opinion as to enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to creditors' rights (including, without limitation, fraudulent conveyance and other laws of similar import) and by equitable principles and defenses affecting creditors' rights generally, and by the discretion of the courts in granting equitable remedies, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise).

     This opinion letter is provided to you for your exclusive use solely in connection with the consummation by the Company of the transactions contemplated in the Distribution Agreement and the Terms Agreement, and may be relied upon by you only in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent; provided, however, that (i) we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement with respect to the opinions expressed in paragraphs 1 and 6 above, and to the reference to our firm under the caption "Legal Opinions" in the Prospectus Supplement, and (ii) the Trustee may rely, solely in connection with the consummation of the transactions contemplated in the Distribution Agreement and the Terms Agreement, on our opinions contained in the first sentence of paragraph 1 above and in the first sentence of paragraph 2 above, subject to the qualifications, assumptions and limitations set forth above in this opinion letter and upon the additional assumption that the Notes have been duly authenticated by the Trustee.

                                         Very truly yours,



                                        /s/ Sutherland, Asbill & Brennan, L.L.P.





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